Exhibit 99.1

Contacts:

AtriCure, Inc. Thomas Etergino Chief Financial Officer 513-755-4561 tetergino@atricure.com	The Ruth Group Stephanie Carrington / Nick Laudico (investors) (646) 536-7017 / 7030 scarrington@theruthgroup.com nlaudico@theruthgroup.com Jason Rando (media) (646) 536-7025 jrando@theruthgroup.com

Press Release

AtriCure Appoints Gene R. McGrevin to its Board of Directors

WEST CHESTER, Ohio, April 12, 2006 — AtriCure, Inc. (Nasdaq: ATRC), a medical device company focused on developing, manufacturing and selling innovative surgical devices, announced today the appointment of Gene R. McGrevin to the Company’s Board of Directors. Mr. McGrevin will serve on AtriCure’s Compensation Committee. The appointment brings AtriCure’s Board to 10 members, eight of whom are independent.

Mr. McGrevin, 63, has over 30 years of senior management experience across the medical device and diagnostic pharmacy service industries. Most recently, he was Chairman of the Board at Microtek Medical Holdings, Inc., a medical product and supply company, where he was responsible for leading the strategic direction of the company toward double-digit revenue and earnings growth. As Chief Executive Officer of pharmacy distribution company Syncor International, he led the expansion of a domestic and international distribution network that helped improve Syncor’s market share from 50% to 70%.

Currently, Mr. McGrevin serves as Chairman of the Executive Committee at Hydro Dynamics, Inc., a company focused on researching and developing liquid-based power solutions for the manufacturing sector. He has also held senior management positions at Johnson & Johnson and Kimberly-Clark Corporation. Mr. McGrevin received a BA in Economics and Political Science from the University of Pittsburgh and an MBA in Marketing and International Business from the Wharton Graduate School.

Richard M. Johnston, AtriCure’s Chairman of the Board of Directors, said, “We are pleased to welcome Gene to the Board of Directors. His breadth of experience in the healthcare industry includes strategic, operational and financial management, new product positioning and building successful strategic alliances. We believe he will add immediate value to the Board and we look forward to his contributions.”

About AtriCure, Inc.

AtriCure, Inc. is a medical device company focused on developing, manufacturing and selling innovative surgical devices to create precise lesions, or scars, in soft and cardiac tissues. Medical journals have described the adoption by leading cardiothoracic surgeons of the AtriCure, Inc. bipolar ablation system as a standard treatment alternative during open-heart surgical procedures to safely, rapidly and reliably create lesions in cardiac, or heart, tissue to block the abnormal electrical impulses that cause atrial fibrillation, a rapid, irregular quivering of the upper chambers of the heart. Atrial fibrillation affects more than 2.4 million people in the U.S. and predisposes them to a three to five fold increased risk of stroke.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates, other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, competition from existing and new products and procedures or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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